SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Partners Master Fund II L.P.
Icahn Partners Master Fund III L.P.
High River Limited Partnership
Hopper Investments LLC
Barberry Corp.
Icahn Onshore LP
Icahn Offshore LP
Icahn Capital L.P.
IPH GP LLC
Icahn Enterprises Holdings L.P.
Icahn Enterprises G.P. Inc.
Beckton Corp.
Carl C. Icahn
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

On May 2, 2013, Carl C. Icahn and affiliated entities filed an Amendment to their Schedule 13D relating to Transocean Ltd., a copy of which is filed herewith as Exhibit 1.

NOTICE TO INVESTORS

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED APRIL 17, 2013, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF TRANSOCEAN LTD. FOR USE AT ITS 2013 ANNUAL GENERAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF TRANSOCEAN LTD. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT, DATED APRIL 17, 2013. EXCEPT AS OTHERWISE DISCLOSED IN THE DEFINITIVE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN TRANSOCEAN LTD. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES, PAR VALUE CHF 15.00, PER SHARE, OF TRANSOCEAN LTD., AS DISCLOSED IN THE DEFINITIVE PROXY STATEMENT.

EXHIBIT 1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 9)*

Transocean Ltd.
(Name of Issuer)

Shares, par value CHF 15.00 per share
(Title of Class of Securities)

H8817H100
(CUSIP Number)

Keith Schaitkin, Esq.
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
(212) 702-4300

(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

May 2, 2013
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

Item 1. Security and Issuer

This statement constitutes Amendment No. 9 to the Schedule 13D relating to the Shares, par value CHF 15.00 per share (the “Shares”), issued by Transocean Ltd. (the “Issuer”), and hereby amends the Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) on January 25, 2013, as amended by Amendment No. 1, filed with the SEC on January 29, 2013, Amendment No. 2, filed with the SEC on March 4, 2013, by Amendment No. 3, filed with the SEC on March 7, 2013, by Amendment No. 4, filed with the SEC on April 4, 2013, by Amendment No. 5, filed with the SEC on April 17, 201, by Amendment No. 6, filed with the SEC on April 19, 2013, by Amendment No. 7, filed with the SEC on April 26, 2013 and by Amendment No. 8, filed with the SEC on April 30, 2013, to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4. Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended by adding the following:

On May 2, 2013, the Reporting Persons issued an open letter to shareholders of the Issuer (the “May 2 Letter”). A copy of the May 2 Letter is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 7. Material to be Filed as Exhibits

Exhibit 1      May 2 Letter

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: May 2, 2013

ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp.

By: /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

/s/ Carl C. Icahn_____________
CARL C. ICAHN

[Signature Page of Schedule 13D Amendment No. 9 – Transocean Ltd.]

Exhibit 1

FOR IMMEDIATE RELEASE

CARL C. ICAHN ISSUES OPEN LETTER
TO TRANSOCEAN SHAREHOLDERS

New York, New York, May 2, 2013: Carl C. Icahn today delivered the following open letter to shareholders of Transocean Ltd.

Dear Fellow Transocean Shareholders:

Transocean has at last acknowledged the magnitude of the cost cutting opportunity at the Company: in the initial phase, at least $300 million of annualized savings. However, the more important issue at this point – how will the $300 million in annualized savings impact shareholders? If additional capital is tied up in long dated low return capital projects, we do not believe shareholders will ever see the benefit. We continue to believe that even without the $300 million annualized savings, a $4.00 dividend is entirely feasible, but obviously this $300 million makes it even more so.

Despite recently being proved wrong on their share performance claims and being forced to revise their proxy materials, Transocean is still making, in our view, unsupportable claims in their communications with shareholders. The Company is claiming that they “have remained committed to creating shareholder value…” and that they “have been successful in this regard.” Yet for a shareholder who purchased Transocean stock in August of 2005 around the time Seadrill was publicly listed, returns have been negative. In fact, in the 1, 3, and 5 year periods, as well as the pre-Macondo 3 and 5 year periods, there are two things in common – Mike Talbert, Robert Sprague and Thomas Cason were leading the Board and shareholder returns were below the industry average. Despite their “commitment”, we believe this Board has overseen shareholder underperformance and value destruction for years. This Board has made no effort, in our view, to explain to shareholders why the Company has underperformed over the years, or what will be done differently in the future to reverse the Company’s consistent pattern of underperformance. Instead of explaining how the future will differ from the past, this Board is asking shareholders to continue supporting the same directors that led the Company during this disastrous period, reminding us of Albert Einstein, who once said, “The definition of insanity is doing the same thing over and over again and expecting different results.”

In our view, the Company is asking shareholders to blindly support and entrench directors regardless of performance. We challenge Transocean to acknowledge past mistakes, and finally and fully explain why shareholders should support directors responsible for those mistakes. Furthermore, we would like to understand the “rigorous, months-long process of careful evaluation” the Board claims to have undergone in assessing its nominations, only to re-nominate Chairman Talbert who has presided over almost a decade of value destruction and underperformance. How bad do shareholder returns have to be before this Board realizes that the leadership has failed and change is required to drive performance?

Transocean has also claimed that under certain circumstances they would have considered board nominees proposed by Icahn and may have even endorsed their nomination. In our view, this statement is completely disingenuous. Prior to nominating directors, we repeatedly told the Company that we would like to see change at the board level, but the Company chose not to engage in any meaningful discussions with us regarding new board members. Furthermore, if Transocean was even remotely serious about considering shareholder proposed nominees, wouldn’t it make sense to meet with and interview our nominees to consider their qualifications? Not one director has made any effort to speak with any of our nominees. We believe that these are the actions of an entrenched board circling the wagons to protect their own jobs despite years of shareholder underperformance.

Transocean has described their incumbent directors as “world-class”, which to us is an utterly meaningless designation. Given Transocean’s underperformance, we believe the Board should be apologizing to shareholders and explaining how the future will differ from the past, not anointing themselves with self-congratulatory superlatives. Although the Board does not appear to be interested in explaining how the future will differ from the past, later this month shareholders will have the opportunity to elect new directors to the Board of Transocean ensuring that the Company’s future Board is different than today’s.

WE URGE SHAREHOLDERS TO VOTE AT THE 2013 TRANSOCEAN ANNUAL GENERAL MEETING FOR THE ICAHN PROPOSAL TO INCREASE THE DIVIDEND AT TRANSOCEAN TO $4.00 PER SHARE AND FOR THE ICAHN PROPOSAL TO ELECT JOSE MARIA ALAPONT, JOHN J. LIPINSKI AND SAMUEL MERKSAMER TO THE TRANSOCEAN BOARD OF DIRECTORS.

Very truly yours,

Carl C. Icahn

NOTICE TO INVESTORS

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED APRIL 17, 2013, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF TRANSOCEAN LTD. FOR USE AT ITS 2013 ANNUAL GENERAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF TRANSOCEAN LTD. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT, DATED APRIL 17, 2013. EXCEPT AS OTHERWISE DISCLOSED IN THE DEFINITIVE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN TRANSOCEAN LTD. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES, PAR VALUE CHF 15.00, PER SHARE, OF TRANSOCEAN LTD., AS DISCLOSED IN THE DEFINITIVE PROXY STATEMENT.

Contact:
Susan Gordon
(212) 702-4309